Exhibit 99.1

Local Bounti Announces Leadership Transition and Provides Business Update

Board of Directors Re-Appoints Co-Founder Craig Hurlbert as Chief Executive Officer

Georgia Facility Doubled Run-rate Production in December

Provides Update to Full Year 2023 Sales Expectation

HAMILTON, Mont., December 15, 2023 – Local Bounti Corporation (NYSE: LOCL) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company, today announced a leadership transition and a business update.

Craig Hurlbert, the Company’s Co-Founder and Chairman of the Board, is reprising the role of Chief Executive Officer, effective immediately. Mr. Hurlbert previously served as Local Bounti’s co-CEO from November 2021 to June 2023 and as Senior Vice President of Strategy from June 2023 to December 2023. Mr. Hurlbert succeeds Anna Fabrega, who is leaving the Company as part of a broader restructuring to optimize the Company’s organizational structure. The Company expects to save approximately $3.2 million on an annualized basis as a result of these actions.

Craig Hurlbert, CEO of Local Bounti, stated, “We have an amazing team at Local Bounti that I believe possesses the unique capabilities to cement our place as a leader in our industry. As we continue to scale this business, we are working diligently to achieve breakeven cashflow. Our primary objective is to drive greater efficiency at every level of the business through optimization of our cost structure and further flattening of our organization to enable faster decision making and enhance strategic initiatives. I believe our mandate is simple – to foster an environment of excellence and ensure that we have the right people in the right places to maximize value for both our customers and shareholders. I’m pleased to say that we are definitely on the right track, and I look forward to leading our team to new heights. I would like to thank Anna for her contribution to our success over the past six months.”

2023 has been a pivotal year for Local Bounti, complete with expanded production capacity brought about by the final integration of the Company’s Stack & Flow Technology™ at its Georgia facility in October 2023. As a result of the additional capacity, the Company has doubled its run-rate production out of the Georgia facility in December in support of its off-take agreement with a large club customer.

Construction of the Company’s Washington facility remains on track with seeding expected to commence in early January. Although its Texas facility is also nearly complete, unexpected delivery delays on select equipment has pushed seeding back and operations are now expected to commence in late January following the start-up of the Washington facility.

As a result of the phasing of shipments in the fourth quarter, the Company now expects full year 2023 sales to be approximately $28 million, implying growth of approximately 44% compared to full year 2022.

Craig Hurlbert Biography

Craig Hurlbert co-founded Local Bounti’s predecessor company in August 2018. Mr. Hurlbert served as Chairman of the Board of Directors from November 2021 to June 2023 and since October 2023, co-Chief Executive Officer from November 2021 to June 2023, and Senior Vice President of Strategy since June 2023.

Prior to leading Local Bounti, Mr. Hurlbert co-founded BrightMark Partners, LLC, a growth equity and management firm providing capital and resources to venture, growth phase and middle-market businesses, and served as a Managing Partner from January 2014 to March 2021. Previously, Mr. Hurlbert held various leadership roles at TAS Energy, a leading provider of high efficiency and modular cooling and energy systems for the data center, commercial, industrial, and power generation markets, including President, Chief Executive Officer, and Chairman of the Board. Mr. Hurlbert also held leadership roles at General Electric Company (NYSE: GE) and North American Energy Services.

About Local Bounti

Local Bounti is redefining indoor farming with an innovative method – its Stack & Flow Technology™ – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing approximately 13,000 retail doors with its two brands: Local Bounti® and Pete’s®. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti’s sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti’s food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” expect,” “estimate,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding anticipated timing toward achieving breakeven cashflow, cost benefits associated with changes to the Company’s leadership, projections of market opportunity and market share, commencement of operations at the Texas and Washington facilities, and 2023 sales results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti’s ability to effectively integrate the acquired operations of any CEA or similar operations which it acquires into its existing operations; the ability of Local Bounti to retain and hire key personnel; the Company’s ability to meet the continued listing requirements of the New York Stock Exchange; the uncertainty of projected financial information; if and when the Company will repurchase the stock authorized by its Board of Directors and the impact of the share repurchase program to the Company and its stockholders; Local Bounti’s increased leverage as a result of additional indebtedness incurred in connection with the acquisition of Pete’s or as the result of the incurrence of additional future indebtedness; restrictions contained in Local Bounti’s debt facility agreements with Cargill; Local Bounti’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; Local Bounti’s ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; Local Bounti’s ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti’s ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti’s CEA facilities; Local Bounti’s ability to attract and retain qualified employees, including management; Local Bounti’s ability to develop and maintain its brand or brands it may acquire; Local Bounti’s ability to maintain its company culture or focus on its vision as it grows; Local Bounti’s ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti’s ability to compete successfully in the highly competitive natural food market; Local Bounti’s ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti’s ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Forward-Looking Statements” in Local Bounti’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as supplemented by other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com